Exhibit 5.1

April 16, 2026	Virginia Schweitzer Direct +1 613 696 6889 vschweitzer@fasken.com

Board of Directors of Ur-Energy Inc. 1478 Willer Drive Casper, Wyoming 82604

Dear Board of Directors:

Re:	Ur-Energy Inc.

We have acted as Canadian counsel to Ur-Energy Inc. (the “Corporation”), a corporation continued under the federal laws of Canada, with respect to certain legal matters relating to (i) the Registration Statement on Form S-3 (Registration No. 333-294902) (the “Registration Statement”), including the base prospectus contained therein (the “Base Prospectus”), filed by the Corporation with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) for the purpose of registering under the Securities Act, among other securities, common shares of the Corporation without par value (the “Common Shares”); and (iii) the prospectus supplement thereto dated April 16, 2026 filed with the Commission pursuant to Rule 424(b)(5) on April 16, 2026 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”).

The Prospectus has been filed in connection with the offer and sale of up to an aggregate of US$50,000,000 of Common Shares (the “Shares”) by the Corporation pursuant to the terms of an amended and restated at-market issuance sales agreement dated June 7, 2021, as amended on December 17, 2021, July 19, 2023 and April 16, 2026 (collectively, the “Sales Agreement”) among the Corporation, B. Riley Securities, Inc. (formerly B. Riley FBR, Inc.) and Cantor Fitzgerald & Co. (together, the “Agents”).

Examinations

In rendering the opinions below, we have examined and relied upon:

(a)	the Registration Statement and the Prospectus;

(b)	a certificate of an officer of the Corporation dated the date hereof certifying certain matters including, among other things:

(i)	the articles of the Corporation;

(ii)	the by-laws of the Corporation;

(iii)	the resolutions of the board of directors of the Corporation approving transactions contemplated in the Sales Agreement including the issuance of the Shares; and

(iv)	certain factual matters; and

(c)	a certificate of compliance dated the date hereof issued pursuant to the Canada Business Corporations Act relating to the Corporation.

We have considered such questions of law and examined such statutes and regulations of the Province of Ontario and of Canada applicable therein as they exist on the date hereof, as we have considered necessary or relevant as a basis for our opinions.

Jurisdiction and Effective Date

Our opinions herein are restricted to and based upon the laws of the Province of Ontario and the federal laws of Canada applicable therein in force on the date hereof (collectively, “Ontario Law”).

We assume no obligation to revise or supplement this opinion should Ontario Law change subsequent to the date hereof by legislative action, judicial decision or otherwise or if there is a change in any fact or facts after the date hereof.

Assumptions

For the purpose of delivering our opinions herein, we have assumed that the Shares will be issued and sold only in the manner stated in the Registration Statement and the Prospectus Supplement and only in accordance with the terms of the Sales Agreement.

Opinions

On the basis of the foregoing assumptions and subject to the qualifications and limitations hereinafter expressed, we are of the opinion that when the Shares have been issued and delivered in accordance with the terms of the Sales Agreement, and upon payment to the Corporation of the full consideration provided for in the Sales Agreement, the Shares will be validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

This opinion letter has been prepared for filing by the Corporation as an exhibit to a Current Report on Form 8-K (the “Form 8-K”). The Form 8-K will be incorporated by reference in the Registration Statement.

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We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Form 8-K. We also consent to the reference to this firm under the heading “Legal Matters” in the Registration Statement and the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules of the U.S. Securities and Exchange Commission thereunder.

Yours truly,

/s/ Fasken Martineau DuMoulin

FASKEN MARTINEAU DuMOULIN LLP

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